Exhibit 10.19
                                                                 -------------


BERKSHIRE HATHAWAY INC.                            LEUCADIA NATIONAL CORPORATION
  1440 KIEWIT PLAZA                                    315 PARK AVENUE SOUTH
 OMAHA, NEBRASKA 68131                                NEW YORK, NEW YORK 10010
                                  BERKADIA LLC
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

February 26, 2001

The FINOVA Group Inc.
4800 North Scottsdale Road
Scottsdale, Arizona 85251-7623
Attention: Matthew M. Breyne
           President

FINOVA Capital Corporation
4800 North Scottsdale Road
Scottsdale, Arizona 85251-7623
Attention: Matthew M. Breyne
           President

                                COMMITMENT LETTER

                  $6,000,000,000 SENIOR SECURED CREDIT FACILITY

Ladies and Gentlemen:

You have advised us that The FINOVA Group Inc. ("FNV"), its subsidiary, FINOVA Capital Corporation (the "Company" or the "Borrower"), and certain affiliated entities each intend to file a petition for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware and to seek confirmation of a chapter 11 plan having the principal terms outlined herein, or such other terms agreed to by the Company as are reasonably acceptable to both Berkshire Hathaway Inc. ("Berkshire") and Leucadia National Corporation ("Leucadia") (the "Plan") pursuant to which, among other things, the Company would repay approximately $6,000,000,000 of its existing pre-petition unsecured indebtedness (the "Existing Debt Repayment") with the proceeds of a $6,000,000,000 senior secured term loan facility (the "Facility") to be made available by Lender (as defined below) to the Company. You have advised us that the Existing Debt Repayment will be made pursuant to the Plan and that under the Plan, the unpaid portion of the Company's pre-petition indebtedness (after giving effect to the Existing Debt Repayment) will be restructured into new secured notes of FNV (the "Senior Notes") as described herein.

You have also advised us that simultaneous with the execution of this Commitment Letter (as defined herein), FNV is entering into a Management Services Agreement



NY2:\1018246\08\LT_M08!.DOC\76830.0246
with Leucadia and Leucadia International Corporation dated the date of this Commitment Letter (the "Management Agreement").

Leucadia and Berkshire have organized Berkadia LLC, a Delaware limited liability company owned jointly by them (the "Lender"), whose performance hereunder is guaranteed by Berkshire and Leucadia. Berkshire guaranties 90% of Lender's commitments hereunder; Leucadia guaranties 10% of Lender's commitments hereunder; and Berkshire secondarily guaranties the 10% of Lender's commitments guaranteed by Leucadia. Leucadia shall have no obligation to FNV or the Company (or any affiliate of either FNV or the Company) with respect to the Facility (other than the guaranty of Lender's commitment stated in the immediately preceding sentence).

Lender is pleased to inform you of its commitment to provide the entire amount of the Facility, subject to (i) the receipt by Lender in immediately available funds of the non-refundable commitment fee of $60,000,000 (the "Commitment Fee") and (ii) the terms and conditions described in this letter and the attached Annex I ("Annex I," and together with this letter, the "Commitment Letter"). Until Lender has received payment in full of the Commitment Fee and Leucadia has received payment in full of the first Annual Management Fee (as defined in the Management Agreement), none of Lender, Berkshire nor Leucadia shall have any obligation to you with respect to the Facility.

CONDITIONS PRECEDENT

The commitment and other obligations of Lender hereunder are subject to:

      (i) the filing by the Company and FNV no later than March 8, 2001 of a petition for voluntary reorganization (each a "Voluntary Petition") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., with the United States Bankruptcy Court for the District of Delaware (and together with the United States District Court, the "Bankruptcy Court");

      (ii) the approval by the Bankruptcy Court, on or before the day an order is issued by the Bankruptcy Court approving a disclosure statement for the Company and FNV, which shall be no later than 130 days from the date hereof (the "Disclosure Statement Approval Date"), of this Commitment Letter including all fees set forth herein (the "Commitment Letter Approval") (such fees to include without limitation (x) the Company's payment of all reasonable fees incurred by Lender in connection with its financing of the Facility ("Reimbursement Fees") as and when such fees are incurred by Lender and reimbursement by the Company of the Reimbursement Fees to the extent incurred by Lender prior to such Bankruptcy Court Approval and (y) the Company's payment of a termination fee (the "Termination Fee") of $60,000,000 to Lender if Borrower does not borrow under the Facility for any reason (including the termination of Lender's obligations under this Commitment Letter, whether or not the Facility agreements have been entered into), unless Borrower's failure to borrow is solely due to (a) the failure by Lender to fund the Facility in violation of its obligations hereunder or, (b) following confirmation of the Plan by the Bankruptcy Court, a Material Adverse Change (as defined in Annex I) has occurred or a due diligence condition relating to environmental, insurance or employee matters has not been satisfied);

      (iii) the Management Agreement being in effect and there being no material breach by FNV thereunder;

      (iv) our reasonable satisfaction with, and the approval by the Bankruptcy Court of, (x) the Facility and the fees and transactions contemplated thereby, including, without limitation, the liens to be granted by the Company to secure the Facility, and the Definitive Documentation (as defined below) and (y) all actions to be taken, all undertakings to be made and obligations to be incurred by the Company in connection with the Facility and by the Company and FNV in connection with the Plan (all such approvals to be evidenced by the entry of one or more orders of the Bankruptcy Court reasonably satisfactory in form and substance to Lender, which orders shall, among other things, approve the payment by the Company of all unpaid fees that are provided for in Annex I, and such orders shall have become final and nonappealable);

      (v) the preparation, execution and delivery of mutually acceptable loan documentation, including, without limitation, a credit agreement containing terms consistent with the terms and conditions outlined in this Commitment Letter (the "Definitive Documentation");

      (vi) the absence of any change, occurrence or development that could, in our reasonable opinion, constitute a material adverse change in the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities (actual or contingent) or prospects of FNV, the Company and each of their respective subsidiaries taken as a whole since December 31, 2000 (other than the commencement and continuation of the Chapter 11 cases and the consequences that would normally result therefrom);

      (vii) the accuracy and completeness in all material respects of all representations and warranties that you make to us and all information that you furnish to us and your compliance with the terms of this Commitment Letter;

      (viii) the immediate payment in full of all fees, expenses and other amounts due and payable under this Commitment Letter;

      (ix) our not becoming aware after the date hereof of any information or other matter which in our reasonable judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof;

      (x) the satisfaction of the other conditions precedent to the closing of the Facility contained in Annex I; and

      (xi) a closing of and borrowing under the Facility on or prior to August 31, 2001.

COMMITMENT TERMINATION

Lender's commitment set forth in this Commitment Letter will terminate on the earlier of (x) August 31, 2001, unless the Facility closes and funds on or before such date or (y) the Disclosure Statement Approval Date if the Commitment Letter Approval is not received from the Bankruptcy Court by the Disclosure Statement Approval Date. Prior to such termination, Lender's commitment set forth in this Commitment Letter may be terminated (i) by Lender if any event occurs or information has become available that, in its reasonable judgment, results in, or is likely to result in, the occurrence of any of the events referred to in clause (vi) of the paragraph captioned "Conditions Precedent" or the failure of any other condition referred to in the paragraph captioned "Conditions Precedent" or (ii) by Lender upon termination of the Management Agreement.

FEES

In addition to the fees described herein, you agree to pay the unpaid fees set forth in Annex I, including, without limitation, the Funding Fee (as defined therein), the Termination Fee, the Reimbursement Fees and the Facility Fee (as defined therein). You agree to seek the Commitment Letter Approval by the Bankruptcy Court, and shall use your best efforts to obtain the same on or before the Disclosure Statement Approval Date. If the Commitment Letter Approval is not received from the Bankruptcy Court by such date, Lender's entitlement to the Termination Fee shall be a general unsecured claim against the estates of the Company and FNV. Each of the fees described in this Commitment Letter shall be non-refundable when paid.

INDEMNIFICATION

You agree to indemnify and hold harmless Lender, Leucadia, Berkshire and each of their respective affiliates and each of their respective officers, directors, employees, members, managers, agents, advisors, attorneys and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), whether joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of this Commitment Letter or any of the transactions contemplated hereby, or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction (or admitted by an Indemnified Party pursuant to a written settlement agreement) to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, FNV, any of their respective directors, securityholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

You further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to FNV, the Company or their respective securityholders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction (or admitted by an Indemnified Party pursuant to a written settlement agreement) to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct and any liability of any Indemnified Party shall be limited to the amount of actual fees received by such Indemnified Party hereunder.

Prior to Commitment Letter Approval by the Bankruptcy Court, this indemnification shall be a general unsecured claim against the estates of the Company and FNV.

COSTS AND EXPENSES

In further consideration of the commitment of Lender hereunder, and recognizing that in connection herewith Lender, Berkshire and Leucadia are incurring substantial costs and expenses in connection with the Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, as well as in connection with any financing to be obtained by Lender in providing funds to you under the Facility, including, without limitation, reasonable fees and disbursements of counsel to Lender, Berkshire and Leucadia, filing and recording fees and due diligence, transportation, computer, duplication, messenger, appraisal, audit, insurance and consultant costs and expenses, you hereby agree to pay, or reimburse Lender, Berkshire and Leucadia on demand, upon presentation of reasonable documentation, for all such reasonable costs and expenses (whether incurred before or after the date hereof), regardless of whether any of the transactions contemplated hereby is consummated. You also agree to pay all reasonable costs and expenses of Lender, Berkshire and Leucadia (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of their respective rights and remedies hereunder. Prior to Commitment Letter Approval by the Bankruptcy Court, the claims of Lender, Berkshire and Leucadia hereunder shall be general unsecured claims against the estates of the Company and FNV.

CONFIDENTIALITY

Each of Lender, Berkshire and Leucadia agrees to keep confidential any information concerning FNV, the Company or their affiliates (whether prepared by FNV, the Company, their respective advisors or otherwise) which is furnished to Lender, Berkshire or Leucadia by or on behalf of FNV, the Company or their affiliates in connection with this Commitment Letter and the transactions contemplated hereby (herein collectively referred to as the "Evaluation Material"); provided, however, that (i) any such information may be disclosed by Lender, Berkshire and Leucadia to their respective directors, officers, employees, representatives and advisors and their financing sources and the directors, officers, employees, representatives and advisors of such financing sources who need to know such information for the purpose of evaluating the transactions contemplated by this Commitment Letter (it being understood that such directors, officers, employees, representatives, advisors and financing sources shall be informed by Lender, Berkshire or Leucadia, as the case may be, of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any disclosure of such information may be made to which the Company consents in writing and (iii) Lender, Berkshire and Leucadia may make any public disclosures of such information as any of them is required by law or as part of the Chapter 11 cases to make. The term "Evaluation Material" does not include information which (i) is already in the possession of Lender, Berkshire or Leucadia, provided that such information is not known by any such party to be subject to another confidentiality agreement with or other obligation of secrecy to FNV, the Company or another party, (ii) becomes generally available to the public other than as a result of a disclosure by Lender, Berkshire or Leucadia or their respective directors, officers, employees, agents or advisors, or (iii) becomes available to Lender, Berkshire or Leucadia on a non-confidential basis from a source other than FNV, the Company or its advisors, provided that such source is not known by Lender, Berkshire or Leucadia to be bound by a confidentiality agreement with or other obligation of secrecy to FNV, the Company or another party. Nothing contained herein shall prevent Lender, Berkshire or Leucadia from disclosing to each other the Evaluation Material. The obligations of Lender, Berkshire and Leucadia hereunder to keep confidential the Evaluation Material shall (i) survive for a period of eighteen (18) months following the expiration or termination of this Commitment Letter in accordance with its terms and (ii) supersede any and all prior agreements between any of the parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Commitment Letter shall supercede in its entirety the agreement between FNV and Leucadia dated August 14, 2000.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

You represent and warrant that (i) all information, considered together in its entirety, that has been or will hereafter be made available to Lender, Berkshire or Leucadia by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made, (ii) all financial projections, if any, that have been or will be prepared by you and made available to Lender, Berkshire and Leucadia have been or will be prepared in good faith based upon assumptions that were reasonable as of the date of the preparation of such financial projections (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized) and (iii) as of February 23, 2001, FNV and its consolidated subsidiaries had at least $1,100,000,000 of cash and cash equivalents on hand and such amounts will be used solely to fund, in whole or in part, legal commitments, normal operating expenses, the allowed claims against the debtors and expenses relating to the Chapter 11 proceedings and the expenses of the transactions contemplated by this Commitment Letter. You agree to provide such information and projections as reasonably requested by Lender, and to supplement such information and projections from time to time so that the representations and warranties contained in this paragraph remain correct in all material respects at all times.

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
In issuing this Commitment Letter, Lender is relying on the accuracy of the information furnished to it or to Berkshire or Leucadia by or on behalf of the Company and its affiliates without independent verification thereof.

NO THIRD PARTY ENFORCEMENT, ETC.

The commitment of Lender hereunder is made solely for the benefit of FNV and the Company and may not be enforced by any other person. Please note that those matters that are not covered or made clear herein or in Annex I are subject to mutual agreement of the parties. The parties hereto may not assign or delegate any of their respective rights or obligations hereunder without the prior written consent of Lender (on behalf on Lender, Berkshire and Leucadia) or FNV (on behalf of FNV and the Company), as the case may be, which may be withheld in such party's sole discretion; provided, however, that each of Lender, Berkshire and Leucadia may (without obtaining any consent) assign its rights or obligations under this Commitment Letter, in whole or in part, to any of their respective direct or indirect wholly owned subsidiaries. No assignment will relieve the assigning party of its obligations hereunder. The terms and conditions of this Commitment Letter may be modified only in writing signed by all parties hereto. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto, or between any of the Lender, Berkshire and Leucadia on the one hand, and any third parties, including creditors and stockholders of FNV, the Company and their respective subsidiaries, on the other hand.

GOVERNING LAW, ETC.

This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of a manually executed counterpart of this Commitment Letter. The paragraphs captioned "Fees", "Indemnification", "Costs and Expenses," "Confidentiality," "No Third Party Enforcement," "Governing Law" and "Waiver of Jury Trial" shall survive the expiration or termination of this Commitment Letter.

WAIVER OF JURY TRIAL

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED BY THE COMMITMENT LETTER OR THE ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OF THEIR RESPECTIVE AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THE COMMITMENT LETTER.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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
Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and returning it to Marc Hamburg, President, c/o Berkadia LLC, 1440 Kiewit Plaza, Omaha, Nebraska 68131 (telecopier: 402-346-3375 ) on February 26, 2001. Notwithstanding anything contained herein to the contrary, this Commitment Letter will not be effective, and neither the existence of this Commitment Letter nor the terms hereof shall be disclosed by you to any person (other than your officers, directors, employees, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated hereby and on a confidential basis), unless both the Commitment Fee is received by Lender and the first Annual Management Fee due upon execution of the Management Agreement is received by Leucadia at or before 2 p.m. (New York City time) on February 27, 2001. If you elect to deliver the Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.


                                           Very truly yours,


                                           BERKADIA LLC

                                           By: /s/ Marc D. Hamburg
                                               --------------------------------
                                           Name: Marc D. Hamburg
                                                 ------------------------------
                                           Title: President
                                                  -----------------------------


                                           BERKSHIRE HATHAWAY INC.

                                           By: /s/ Marc D. Hamburg
                                               --------------------------------
                                           Name: Marc D. Hamburg
                                                 ------------------------------
                                           Title: Vice President
                                                  -----------------------------


                                           LEUCADIA NATIONAL CORPORATION

                                           By: /s/ Joseph A. Orlando
                                               --------------------------------
                                           Name: Joseph A. Orlando
                                                 ------------------------------
                                           Title: Vice President
                                                  -----------------------------

ACCEPTED this 26th day
of February, 2001

THE FINOVA GROUP INC.                       FINOVA CAPITAL CORPORATION

By: /s/ Matthew M. Breyne                   By: /s/ Matthew M. Breyne
    ---------------------------------           -------------------------------
Name: Matthew M. Breyne                      Name: Matthew M. Breyne
      -------------------------------              ----------------------------
Title: President & Chief Executive           Title: President & Chief Executive
       Officer                                      Officer
       ------------------------------               ---------------------------

                                     ANNEX I

                  $6,000,000,000 SENIOR SECURED CREDIT FACILITY

                         SUMMARY OF TERMS AND CONDITIONS

This Summary of Terms and Conditions outlines certain terms of the Facility referred to in the Commitment Letter dated February 26, 2001 among The FINOVA Group Inc. ("FNV"), FINOVA Capital Corporation (the "Company" or the "Borrower"), Lender, Berkshire and Leucadia (the "Commitment Letter"). This Summary of Terms and Conditions is part of and subject to the Commitment Letter. Certain capitalized terms used herein are defined in the Commitment Letter.


BORROWER:                     The Company.

GUARANTORS:                   FNV and all of FNV's direct and indirect domestic
                              subsidiaries other than (i) the Company and (ii) any special purpose subsidiary that is currently contractually or legally prohibited from acting as a guarantor (the "Guarantors").

LENDER:                       Berkadia LLC ("Lender").

THE FACILITY:                 A five-year amortizing term loan made to the
                              Borrower in a single drawing on the Closing Date in a principal amount of $6,000,000,000 (the "Term
                              Loan"), prepayable with cash flows as set forth under "Prepayments."

                              The final maturity date for the Term Loan will be five years from the Closing Date.

CLOSING DATE:                 On or before August 31, 2001.

PURPOSE: Proceeds of the Term Loan will be used solely to repay a portion of the pre-petition debt of the Company and its subsidiaries in accordance with the Plan.

INTEREST:                     The Term Loan will bear interest at the greater of
                              the following rates: (i) the current LIBO rate
                              (for a period not to exceed six months and to be determined prior to execution of the loan documentation) as quoted by Telerate Page 3750, adjusted for reserve requirements, if any, applicable to Lender's source of funds and subject to customary change of circumstance provisions applicable to Lender and Lender's provider of funds (the "LIBO Rate"), plus 3% per annum; and

                              (ii) 9% per annum.

                              The interest rate shall be reset daily and interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

                              Interest shall be payable quarterly.

DEFAULT INTEREST:             During the continuance of an event of default (as
                              defined in the loan documentation), the Term Loan
                              (including unpaid interest and unpaid default interest) will bear interest at an additional 2% per annum.

PREPAYMENTS:                  Following the (i) payment of accrued interest on
                              the Term Loan, (ii) payment of operating expenses and taxes of FNV, the Company and their respective subsidiaries, (iii) funding of reasonable reserves for revolving and unfunded commitments and general corporate purposes of the Company and (iv) payment of accrued interest on the Senior Notes, mandatory prepayments of the Term Loan without premium thereon shall be required in an amount equal to
                              (x) 100% of the net sale proceeds from permitted asset sales, (y) 100% of annual excess cash flow
                              (to be defined in the loan documentation) and (z)
                              100% of net proceeds from insurance and
                              condemnation, in each case received by FNV, the Company or any of its subsidiaries, except to the extent any special purpose subsidiary is currently subject to a contractual or legal restriction on making distributions to its parent entity. In no event shall the Company or its subsidiaries make any prepayment on the Term Loan out of any refinancing or issuance of securities.

SECURITY:                     All amounts owing by and the obligations of the
                              Company under the Term Loan and the Guarantors in respect thereof will be secured by (i) a first priority perfected pledge of (x) all notes owned by the Company and the Guarantors and (y) all capital stock owned by the Company and the Guarantors (but not more than 65% of the capital stock of foreign subsidiaries) and (ii) a first priority perfected security interest in all other assets owned by the Company and the Guarantors, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, subject to customary exceptions for transactions of this type.

CONDITIONS PRECEDENT TO
THE CLOSING:                  The loan documentation will contain conditions to
                              the closing of the Facility customarily found in loan agreements for similar financings and transactions of this type and other conditions deemed by Lender to be appropriate to the specific transaction and in any event including without


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
                              limitation:

                              o         All documentation relating to the
                                        Facility shall be in form and substance
                                        satisfactory to the Company and its
                                        counsel and Lender and its counsel.
                                        Guarantees in form and substance
                                        satisfactory to the Lender and its
                                        counsel shall have been executed and
                                        delivered by the Guarantors, and shall
                                        be in full force and effect.

                              o FNV and the Company shall not be in default of any of their obligations under the Commitment Letter.

                              o         The terms and conditions of, and
                                        documentation relating to the Senior
                                        Notes, the principal terms of which are
                                        outlined on Exhibit A to this Annex I
                                        together with any changes thereto as may be agreed to by Lender, shall be satisfactory to Lender, including in the case of such debt the extent of subordination, security, absence of guarantees, amortization, maturity, prepayments, limitations on remedies and acceleration, covenants, events of default, interest rate and other intercreditor arrangements. All conditions precedent to the issuance of the Senior Notes shall have been satisfied or, with the prior approval of Lender waived, and the Senior Notes shall be issued concurrently.

                              o FNV and the Company shall have filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") in the Bankruptcy Court and all motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Facility and the Management Agreement, the fees and transactions contemplated thereby and the approval thereof shall be in form and substance satisfactory to Lender.

                              o         An order of the Bankruptcy Court
                                        granting approval and confirmation of
                                        the Plan shall have been entered and
                                        have become final and nonappealable (the
                                        "Final Order"), which Final Order shall
                                        provide for, among other things, (i)
                                        borrowing under the Facility, including
                                        first priority liens on all collateral
                                        thereunder, (ii) the use of proceeds of
                                        the Facility to make the Existing Debt
                                        Repayment, (iii) issuance of the Senior
                                        Notes, (iv) the reinstatement of FNV's
                                        outstanding Trust Originated Preferred
                                        Securities ("TOPrS") at 100% of
                                        principal amount or an exchange of the
                                        TOPrS at a discount for Senior Notes,
                                        which discount is acceptable to FNV and
                                        the Lender, (v) the adoption by each of
                                        FNV and the Company of a Certificate of

                                        Incorporation and By-laws in form and
                                        substance acceptable to Lender, (vi) the designees of Lender constituting not less than a majority of the Boards of Directors of FNV and the Company, at least two (2) of the remaining members of which shall be selected from the current Board of Directors of FNV as of the date hereof, (vii) the issuance by FNV to Lender for no additional consideration of shares of common stock of FNV such that Lender will own 51% of the outstanding equity of FNV on a fully diluted basis (and an allocation of consideration for such issuance to the capital of FNV in an amount equal to the aggregate par value represented by such equity interests so that such equity interests are fully paid and non-assessable), (viii) the release, in form and substance satisfactory to Lender, Leucadia and Berkshire, of each Indemnified Party (as defined in the Commitment Letter) from any and all claims or liabilities that any creditor or other party in interest has or could have had in connection with or arising out of the Chapter 11 Cases, the Commitment Letter, the Management Agreement and/or any action, authority, event or transaction contemplated by any of the foregoing, and (ix) such other terms as shall be acceptable to Lender in its reasonable discretion.

                              o         All fees and expenses (including
                                        reasonable fees and expenses of counsel) required to be paid or reimbursed to Lender, Berkshire and Leucadia on or before the Closing Date shall have been paid.

                              o         Lender shall be satisfied in its
                                        reasonable judgment that (i) there shall not occur as a result of the funding of the Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any debt instruments and other material agreements of FNV, the Company or any of their respective subsidiaries, and (ii) that each of FNV and the Company are solvent after giving effect to the funding of the Term Loan and the Senior Notes.

                              o Lender shall be satisfied that FNV, the Company and their respective subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans of such entities, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability. Lender shall have reviewed and be satisfied with all employee benefit plans of FNV, the Company and their respective subsidiaries.

                              o Lender shall have received satisfactory opinions of counsel to FNV and the Company, addressing such matters as Lender shall reasonably request, including, without limitation, the enforceability of all loan documentation, compliance with all laws and regulations (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), the perfection of all security interests purported to be granted and no conflicts with material agreements.

                              o         There shall not have occurred any
                                        change, occurrence or development that
                                        could, in our reasonable opinion, result in a material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities (actual or contingent) or prospects of FNV, the Company and their respective subsidiaries taken as a whole since December 31, 2000 (other than the commencement and continuation of the Chapter 11 Cases and the consequences that would normally result therefrom),
                                        (ii) the ability of the Company to
                                        perform its obligations under the loan
                                        documentation, (iii) the ability of the
                                        Guarantors (other than Guarantors as to
                                        which Lender, in its reasonable
                                        judgment, is satisfied that their
                                        inability, individually or in the
                                        aggregate, to perform their obligations
                                        is not material) to perform their
                                        obligations under the loan documentation or (iv) the ability of Lender to enforce the loan documentation (any of the foregoing being a "Material Adverse Change").

                              o         There shall exist no action, suit,
                                        investigation, litigation or proceeding
                                        pending or threatened in any court or
                                        before any arbitrator or governmental
                                        instrumentality that (i) could
                                        reasonably be expected to result in a
                                        Material Adverse Change or, if adversely determined, could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facility, the Plan or the transactions contemplated thereby.

                              o All necessary governmental and material third party consents and approvals necessary in connection with the Facility, the Plan and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to Lender) and shall remain in effect, and all applicable governmental filings have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of Lender that restrains, prevents or imposes materially adverse conditions upon the Facility or the transactions contemplated thereby.

                              o No information shall have come to the attention of Lender that leads Lender to determine that, and Lender shall not have become aware of any fact or condition not disclosed to them prior to the date hereof which leads Lender to determine that, the Company's or any of its subsidiaries' condition (financial or otherwise), operations, performance, properties, assets, liabilities (actual or contingent) or prospects are different in any material adverse respect from that known to Lender as of this date.

                              o Lender shall have a valid and perfected first priority lien on and security interest in the collateral referred to above under "Security" (other than collateral which Lender is satisfied in its reasonable judgment is not material, individually or in the aggregate); all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made; and all filing and recording fees and taxes shall have been duly paid.

                              o         Lender shall be satisfied with the
                                        amount, types and terms and conditions
                                        of all insurance and bonding maintained
                                        by the Company and its subsidiaries, and Lender shall have received endorsements naming Lender as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Company and its subsidiaries forming part of Lender's collateral.

                              o         Lender shall be satisfied with all
                                        environmental matters relating to the
                                        Company or its business or assets, and
                                        shall have received such environmental
                                        review reports as Lender may request, in form and substance satisfactory to it, as to any environmental hazards or liabilities to which the Company and its subsidiaries may be subject, and Lender shall be satisfied with the amount and nature of any such hazards or liabilities and with the Company's plans with respect thereto.

                              o The Management Agreement shall be in full force and effect, and there shall be no cause for termination thereunder.

                              o There shall not exist or have occurred any defaults, prepayment events or creation of liens under debt instruments or otherwise as a result of the Facility, the Plan, or the transactions contemplated thereby.

CONDITIONS PRECEDENT
TO THE LOAN:                  On the funding date of the Term Loan (if different
                              from the closing date of the Facility) (i) there shall exist no default under the loan documentation, (ii) the representations and warranties of the Company and each Guarantor therein shall be true and correct immediately prior to, and after giving effect to, funding, and
                              (iii) the making of the Term Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

REPRESENTATIONS AND
WARRANTIES:                   The loan documentation will contain
                              representations and warranties customarily found in loan documentation for similar financings and transactions of this type and other representations and warranties deemed by Lender appropriate to the specific transaction (which will be applicable to FNV, the Company and their respective subsidiaries) including, without limitation with respect to: valid existence, requisite power, due authorization, no conflict with agreements or applicable law, enforceability of loan documentation, validity, priority and perfection of security interests and enforceability of liens, accuracy of financial statements and all other information provided, compliance with law, absence of Material Adverse
                              Change, no default under the loan documentation, absence of material litigation, ownership of properties and necessary rights to intellectual property, no burdensome restrictions and inapplicability of Investment Company Act or Public Utility Holding Company Act.

AFFIRMATIVE AND
FINANCIAL COVENANTS:          The loan documentation will contain affirmative
                              and financial covenants customarily found in loan documentation for similar financings and transactions of this type and other covenants deemed by Lender appropriate to the specific transaction (which will be applicable to FNV, the Company and their respective subsidiaries), including, without limitation, the following:

                              o Comply in all material respects with laws (including, without limitation, ERISA and environmental laws), pay taxes, maintain all necessary licenses and permits and trade names, trademarks, patents and other intellectual property, preserve corporate existence, maintain accurate books and records, maintain properties, maintain appropriate and adequate insurance, permit inspection of properties, books and records, use loan proceeds as specified and provide further assurances as required.

                              o         Perform obligations under leases,
                                        contracts and other agreements.

                              o Conduct all transactions with affiliates on terms reasonably equivalent to those obtainable in arm's length transactions, including, without limitation, restrictions on management fees to affiliates.

                              o Maintain with a bank satisfactory to Lender main cash concentration accounts and blocked accounts into which all cash flows of the Borrower and proceeds of collateral are paid and which are swept daily (and with respect to accounts at other banks, which will be limited, blocked account agreements in form and substance acceptable to Lender have been executed).

                              o Financial covenants, including, but not limited to, minimum EBITDA, minimum net worth, minimum fixed charge coverage, minimum interest coverage, maximum leverage (measured on a balance sheet debt to EBITDA basis) and maximum capital expenditures.

                              o Maintain a loan-to-collateral value (tangible assets, net of reserves) ratio of no greater than 1:1.75.

NEGATIVE COVENANTS:           The loan documentation will contain negative
                              covenants customarily found in loan documentation for similar financings and transactions of this type (which will be applicable to FNV, the Company and their respective subsidiaries). Each of FNV, the Company and their respective subsidiaries shall agree that (i) except pursuant to the Plan, or (ii) without the consent of Lender, it will not:

                              o Incur or assume any debt (whether or not non-recourse) other than the Term Loan or the Senior Notes (as the case may be), give any guaranties, create any liens, charges or encumbrances; incur additional lease obligations; merge or consolidate with any other person, or change the nature of business or corporate structure or create any new subsidiaries or amend its charter or by-laws; sell, lease or otherwise dispose of assets (including, without limitation, in connection with a sale leaseback transaction), except for asset sales for cash where seller retains no residual interest in such assets and proceeds are applied as set forth under "Prepayments," give a negative pledge on any assets in favor of any person other than Lender; permit to exist any consensual encumbrance on the ability of any subsidiary to pay dividends or other distributions to the Company; or permit to exist any restrictions on the ability of the Company to prepay the Term Loan.

                              o         Prepay, redeem, purchase, defease,
                                        exchange, refinance or repurchase any
                                        debt including, without limitation, the
                                        Senior Notes, or amend or modify any of
                                        the terms of any such debt or other
                                        similar agreements, or other material
                                        agreements, entered into or binding upon FNV, the Company or their respective subsidiaries.

                              o Make any loans or advances, capital contributions or acquisitions (except to fund existing commitments not discharged in the Chapter 11 Cases) or form any joint ventures or partnerships or make any other investments in subsidiaries or any other person.

                              o Make or commit to make any payments in respect of warrants, options, repurchase of stock, dividends or any other distributions to shareholders, except as contemplated under the terms of the Senior Notes.

                              o         Permit any change in ownership or
                                        control of the Company or any of its
                                        respective subsidiaries or any change in accounting treatment or reporting practices, except as required by GAAP and as permitted by the loan documentation.

                              o Redeem or otherwise acquire any shares of its capital stock, or issue or sell any securities (other than the issuance of the Senior Notes, pursuant to the exercise of options or conversion of outstanding securities or otherwise pursuant to the Plan) or grant any option, warrant or right relating to its capital stock or split, combine or reclassify any of its capital stock.

                              o         Make any material amendment to any
                                        existing or enter into any new
                                        employment, consulting, severance,
                                        change in control or similar agreement
                                        or establish any new compensation or
                                        benefit or commission plans or
                                        arrangements for directors or employees.

                              o Merge, amalgamate or consolidate with any other entity in any transaction, sell all or any substantial portion of its business or assets, or acquire all or substantially all of the business or assets of any other entity, other than acquisitions of businesses in connection with foreclosures in the ordinary course of business and mergers or consolidations among wholly-owned subsidiaries of the Company.

                              o         File any petition for voluntary
                                        reorganization or enter into any
                                        reorganization plan or recapitalization, dissolution or liquidation of the Company.

                              o         Take any action that would have a
                                        material impact on the consolidated
                                        federal income tax return filed by FNV
                                        as the common parent, make or rescind
                                        any express or deemed material election
                                        relating to taxes, settle or compromise
                                        any material claim, action, suit,
                                        litigation, proceeding, arbitration,
                                        investigation, audit or controversy
                                        relating to taxes, enter into any
                                        material tax ruling, agreement,
                                        contract, arrangement or plan, file any
                                        amended tax return, or, except as
                                        required by applicable law or GAAP or in accordance with past practices, make any material change in any method of accounting for taxes or otherwise or any tax or accounting practice or policy.

                              o Enter into any contract, understanding or commitment that restrains, restricts, limits or impedes the ability of FNV or any of its subsidiaries to compete with or conduct any business or line of business in any geographic area.

                              o Permit FNV to engage in any business or activity, or hold any assets, other than holding the capital stock of the Company or the common interest of FINOVA Finance Trust.

                              o Pay any management or similar fees, other than pursuant to the Management Agreement.

FINANCIAL REPORTING
REQUIREMENTS:                 The Company shall provide: (i) monthly
                              consolidated and consolidating financial statements of FNV, the Company and their respective subsidiaries, including balance sheet, income statement and cash flow statement within 30 days of month-end, certified by the chief financial officer of FNV or the Company, as appropriate; (ii) quarterly consolidated and consolidating financial statements of FNV, the Company and its subsidiaries within 45 days of quarter-end, certified by the chief financial officer of FNV or the Company, as appropriate;
                              (iii) annual audited consolidated and
                              consolidating financial statements of FNV, the Company and their subsidiaries within 90 days of year-end, certified with respect to such consolidated statements by independent certified public accountants acceptable to Lender; (iv) copies of all reports on Form 10-K, 10-Q or 8-K filed by FNV or the Company with the Securities and Exchange Commission; (v) projections for the balance of the term of the Facility provided annually and annual business and financial plans provided in each case at least 30 days prior to fiscal year-end, with the business and financial plans being updated quarterly; and (vi) periodic compliance certificates.

OTHER REPORTING REQUIREMENTS: The loan documentation will contain other reporting requirements customarily found in loan documentation for similar financings and transactions of this type and other reporting requirements deemed by Lender appropriate to the specific transaction, including, without limitation, with respect to litigation, contingent liabilities, defaults and ERISA or environmental events at such times and in form and substance as is satisfactory to Lender.

EVENTS OF DEFAULT:            The loan documentation will contain events of
                              default customarily found in loan documentation for similar financings and transactions of this type and other events of default deemed by Lender appropriate to the specific transaction (which will be applicable to FNV, the Company and their respective subsidiaries), including, without limitation, failure to make payments when due, defaults or accelerations under other indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy and insolvency events, failure to satisfy or stay execution of judgments in excess of specified amounts, the existence of certain materially adverse employee benefit or environmental liabilities, impairment of loan documentation or security, Material Adverse
                              Change, actual or asserted invalidity of the guarantees, the security documents or the liens of Lender and change of ownership or control .

INDEMNIFICATION:              The Company shall indemnify and hold harmless
                              Lender, Berkshire and Leucadia and each of their respective affiliates, officers, directors, employees, members, managers, agents, advisors, attorneys and representatives of each (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses
                              (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of the Facility, the loan documentation or any of the transactions contemplated thereby, or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction (or admitted by an Indemnified Party pursuant to a written settlement agreement) to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by FNV, the Company, any of their respective directors, securityholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its securityholders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction (or admitted by an Indemnified Party pursuant to a written settlement agreement) to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct and any liability of any Indemnified
                              Party shall be limited to the amount of fees actually received hereunder by such Indemnified
                              Party.

EXPENSES:                     FNV, the Company and each of their respective
                              subsidiaries shall jointly and severally pay all
                              (i) reasonable costs and expenses of Lender, Berkshire and Leucadia (including all reasonable fees, expenses and disbursements of outside counsel) in connection with the preparation, execution and delivery of the loan documentation and the funding of all loans under the Facility, and all search, filing and recording fees, incurred or sustained by Lender, Berkshire and Leucadia in connection with the Facility, the loan documentation or the transactions contemplated thereby, the administration of the Facility and any amendment or waiver of any provision of the loan documentation and (ii) costs and expenses of Lender, Berkshire and Leucadia (including fees, expenses and disbursements of counsel) in connection with the enforcement of any of their rights and remedies under the loan documentation.

MISCELLANEOUS:                The loan documentation will include standard yield
                              protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes) relating to Lender and Lender's provider of funds.

FEES AND EXPENSES:            Commitment Fee: A commitment fee of $60,000,000
                              shall be due and payable to Lender upon execution of the Commitment Letter.

                              Funding Fee: A funding fee of $60,000,000 shall be due and payable to Lender upon the closing of and borrowing under the Facility.

                              Termination Fee: A termination fee of $60,000,000 shall be due and payable to Lender if the Company does not borrow under the Facility for any reason (including the termination of Lender's obligations under the Commitment Letter, whether or not the Facility agreements have been entered) unless the Company's failure to borrow is solely due to (x) the failure by Lender to fund in violation of its obligations under the Commitment Letter or, (y) following confirmation of the Plan by the Bankruptcy Court, a Material Adverse Change has occurred or a due diligence condition relating to environmental, insurance or employee matters has not been satisfied.

                              Reimbursement Fees: All fees, if any, and expenses incurred from time to time by Lender and its affiliates relating to its financing for the Facility shall be due and payable to Lender or such affiliates when incurred by Lender or such affiliates.

                              Facility Fee: An annual facility fee in an amount equal to 25 basis points times the outstanding principal amount of the Term Loan, payable monthly, shall be due and payable to Lender, commencing on the date of borrowing under the Facility.


GOVERNING LAW AND
SUBMISSION TO JURISDICTION:   State of New York.

                                                         EXHIBIT A TO ANNEX I

                        SUMMARY OF TERMS OF SENIOR NOTES


Issuer:                       The FINOVA Group Inc. ("FNV")

Aggregate Principal Amount:   Approximately $5 billion (assuming $6 billion pro
                              rata pay down of existing Company debt with the proceeds of the Term Loan)

Term: Ten (10) years, subject to prepayment as described below

Interest Rate:                Weighted Average Rate on the Company's currently
                              outstanding debt

Payment:
                              Payable semi-annually

                              Provided the Company is in compliance with all covenants of the Term Loan including, without limitation, the loan-to-collateral value ratio covenant, cash distributed to FNV will be permitted solely to be used as set forth below:

                              FIRST:
                              -----
                              to pay accrued interest on the Senior Notes;

                              SECOND:
                              ------
                              Commencing after repayment in full of the Term Loan, first to fund a reserve to pay dividends on the TOPrS (to the extent outstanding), and then 95% of the balance of the cash, if any, distributed by the Company to FNV shall be used to make semiannual payments of outstanding principal of the Senior Notes until paid in full or to make any permitted optional redemption of the Senior Notes, and 5% of such balance shall be used to pay dividends to stockholders of FNV; and

                              THIRD:
                              ------
                              Commencing after repayment in full of the Senior Notes, 95% of the cash, if any, distributed from the Company to FNV shall be paid, on a pro rata basis, to holders of the Senior Notes as additional interest, up to a maximum aggregate payment of $100 million.


Use of Cash Flow:             Cash flow from the assets of the Company
                              (including proceeds from the permitted sale of such assets) shall be applied in the following order:

                              FIRST:
                              -----
                              to pay accrued interest when due on the Term Loan;

                              SECOND:
                              ------
                              to pay operating expenses and taxes of FNV, the Company and their respective subsidiaries;

                              THIRD:
                              ------
                              to fund reasonable reserves for revolving commitments, unfunded commitments and general corporate purposes of the Company;

                              FOURTH:
                              -------
                              to pay accrued interest on the Senior Notes;

                              FIFTH:
                              ------
                              to pay principal on the Term Loan; and

                              SIXTH:
                              ------
                              Commencing after repayment in full of the Term Loan, first to fund a reserve to pay dividends on the TOPrS (to the extent outstanding), and then 95% of the balance of the cash, if any, distributed by the Company to FNV shall be used to make semiannual payments of outstanding principal of the Senior Notes until paid in full or to make any permitted optional redemption of the Senior Notes, and 5% of such balance shall be used to pay dividends to stockholders of FNV; and

                              SEVENTH:
                              --------
                              Commencing after repayment in full of the Senior Notes, 95% of the cash, if any, distributed from the Company to FNV shall be paid, on a pro rata basis, to holders of the Senior Notes as additional interest, up to a maximum aggregate payment of $100 million.


Optional Redemption:          FNV will have the option to redeem the Senior
                              Notes, in whole or in part, at any time and from time to time after repayment of the Term Loan, without premium or penalty.

Priority and Collateral
Security:                     FNV will grant to the holders of the Senior Notes
                              a second priority security interest in all of the assets of FNV and all proceeds thereof.
                              Enforcement of this security interest against the assets of FNV shall not be allowed until the Term
                              Loan is paid in full. Lender shall be the third party beneficiary of this limitation on exercise of remedies.

Covenants:                    Covenants, to the extent there are any, will be
                              minimal, but will include restrictions on the incurrence of indebtedness by FNV or its subsidiaries following repayment in full of the Term Loan and a covenant by FNV to cause the Company to distribute all cash as provided above under "Use of Cash Flow."

Event of Default:             Events of Default generally will be
                              those typical for public indentures but will exclude cross default/cross acceleration from any existing debt of FNV.


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